UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	October 3, 2007
(Date of earliest event reported)

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701-705 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2007, First National Bank of Ottawa, a wholly-owned subsidiary of First Ottawa Bancshares, Inc., entered into a new employment agreement Vincent Easi, the Company’s and the Bank’s Chief Financial Officer.  The new employment is substantially similar to the prior agreement entered into on June 9, 2005, with the exception that the initial term for the new agreement is two-years with successive two-year terms thereafter, unless terminated upon 90 days notice.  Additionally, the new agreement provides for an annual salary for 2007 of $93,797, which can not be decreased during the term of the agreement.  The agreement also sets forth the respective rights and obligations of the parties in the event of the termination of employment.

The agreement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

99.1         Employment Agreement between First National Bank of Ottawa and Vincent Easi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: October 5, 2007	By:	/s/ Joachim J. Brown
Joachim J. Brown
President and Chief Executive Officer